                                                                     EXHIBIT 5.1

[BRYAN CAVE LOGO OMITTED]

                                                    Bryan Cave LLP
                                                    1290 Avenue of the Americas
                                                    New York, NY 10104-3300
                                                    Tel (212) 541-2000
                                                    Fax (212) 541-4630
                                                    www.bryancave.com

                                                    Chicago
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                                                    Kuwait
                                                    Los Angeles
                                                    New York
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                                                    And Bryan Cave,
                                                    A Multinational Partnership,

                                                    London

August 26, 2005

NICE-Systems Ltd.
8 Hapnina Street
P.O. Box 690
Ra'anana 43107, Israel

Ladies and Gentlemen:

We have acted as United States counsel to NICE-Systems Ltd., a company limited by shares organized under the laws of the State of Israel (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration
Statement"), to be filed by the Company on or about the date hereof with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) American Depositary Shares
("ADS"), each representing one ordinary share, par value NIS 1.00 per share, of the Company (the "Ordinary Shares") and evidenced by American Depositary
Receipts (the "ADRs"); (ii) unsecured debt securities, which may be senior
("Senior Debt Securities") or subordinated ("Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Debt Securities"); (iii)
purchase contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates ("Purchase Contracts"); (iv) warrants to purchase ADSs, Debt Securities and Purchase Contracts of the Company (the
"Warrants"); and (v) units comprised of one or more of the ADSs, Debt
Securities, Purchase Contracts and Warrants in any combination (the "Units").
The ADSs, Debt Securities, Purchase Contracts, Warrants and Units (collectively, the "Securities") may be issued and sold or delivered from time to time by the
Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the
Prospectus (the "Prospectus Supplements") filed pursuant to Rule 415 under the
Act may not exceed an aggregate initial offering price of U.S.$220,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The ADSs will be issued under the Deposit Agreement, dated as of January 24,
1996, and as amended and restated as of July 22, 1997, among the Company, the
Bank of New York, as depositary (the "Depositary"), and the owners and holders of ADRs issued thereunder (the "Deposit Agreement"). The Senior Debt Securities
will be issued under an Indenture, substantially in the form of the exhibit to the Registration Statement (the "Senior Indenture") between the Company and a trustee named in the applicable Prospectus Supplement (the "Senior Trustee").
The Subordinated Debt

NICE-Systems Ltd.                                                 Bryan Cave LLP
August 26, 2005

Securities will be issued under an indenture, substantially in the form of the exhibit to the Registration Statement (the "Subordinated Indenture") between the
Company and a trustee named in the applicable Prospectus Supplement (the
"Subordinated Trustee"). The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the
Company and a purchase contract agent (the "Purchase Contract Agent"). The
Warrants will be issued under a warrant agreement (the "Warrant Agreement")
between the Company and a warrant agent (the "Warrant Agent").The Units will be issued under a unit agreement (the "Unit Agreement") between the Company and a unit agent (the "Unit Agent").

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including the forms of the Senior Indenture and the Subordinated Indenture, and
such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the ADSs, the Deposit Agreement will be the valid and legally binding obligation of the Depositary, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the
Subordinated Indenture will be the valid and legally binding obligation of the
Subordinated Trustee, enforceable against such party in accordance with its terms; (4) at the time of execution, issuance and delivery of the Purchase
Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (5) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (6) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the ADSs, the Deposit Agreement will continue to be in full force and effect and will not have been terminated or rescinded by the
Company or the Depositary; (2) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company and the Senior
Trustee; (3) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the

NICE-Systems Ltd.                                                 Bryan Cave LLP
August 26, 2005

Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the
Purchase Contract Agent; (5) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (6) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; and
(7) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

     1. Assuming the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, when ADSs are issued in accordance with the
Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be validly issued and will entitle the holders thereof to the rights specified therein.

     2. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and
(b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Purchase
Contracts upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the
Company in accordance with their terms.

     4. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any
Warrants, the terms of the offering thereof

NICE-Systems Ltd.                                                 Bryan Cave LLP
August 26, 2005

and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the
Units, the related Unit Agreement and any Securities which are components of the
Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of ADSs, (ii) Senior Indenture, in the case of Senior Debt Securities, (iii) Subordinated Indenture, in the case of
Subordinated Debt Securities, (iv) Purchase Contract Agreement, in the case of
Purchase Contracts, and (v) Warrant Agreement, in the case of Warrants, such
Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

        (a) Our opinions herein reflect only the application of applicable laws of the State of New York and the federal laws of the United States of America.
The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

        (b) Our opinions herein are subject to and may be limited by (i)
applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law),
(iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing

NICE-Systems Ltd.                                                 Bryan Cave LLP
August 26, 2005

on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

        (c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i)
limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys'
fees.

        (d) We express no opinion as to the enforceability of any provision in any Senior Indenture, Subordinated Indenture, Purchase Contract Agreement,
Warrant Agreement, Unit Agreement or other agreement purporting or attempting to
(A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C)
modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

        (e) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Senior Indenture,
Subordinated Indenture, Purchase Contract Agreement, Warrant Agreement, Unit
Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

        (f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.
We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

NICE-Systems Ltd.                                                 Bryan Cave LLP
August 26, 2005

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the
Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP